UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 850	60654
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on September 6, 2018. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring at the 2019 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Eric D. Belcher	43,776,731	749,994	5,905	5,439,374
Jack M. Greenberg	43,646,832	879,345	6,453	5,439,374
Richard S. Stoddart	44,434,029	93,148	5,453	5,439,374
Charles K. Bobrinskoy	37,132,594	7,393,975	6,061	5,439,374
David Fisher	37,043,247	7,483,852	5,531	5,439,374
J. Patrick Gallagher, Jr.	44,378,158	148,941	5,531	5,439,374
Julie M. Howard	37,033,656	7,493,443	5,531	5,439,374
Linda S. Wolf	37,752,182	6,774,917	5,531	5,439,374
Lindsay Y. Corby	44,460,221	66,348	6,061	5,439,374
Adam J. Gutstein (1)	44,451,456	75,565	5,609	5,439,374

(1) Mr. Gutstein's appointment will be effective October 1, 2018

Proposal No. 2: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,965,206	150,605	416,819	5,439,374

Proposal No. 3: Approval of the Amended and Restated 2006 Stock Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,032,166	3,498,299	2,165	5,439,374

Proposal No. 4: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2018

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved as follows:

FOR	AGAINST	ABSTAIN
49,607,324	364,680	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: September 6, 2018	By:	/s/ Ronald Provenzano
	Name:	Ronald Provenzano
	Title:	General Counsel and Secretary